EXHIBIT 10.1

TRIDENT RESOURCES LLC

Amended and Restated Senior Secured Demand Promissory Note
No. S-2                                     December 1, 2015

This Amended and Restated Senior Secured Demand Promissory Note (this “Note”) amends, restates and replaces the Senior Secured Demand Promissory Note dated June 30, 2015 in the principal amount of $737,190, issued by the Borrower (as defined below) to the Holder (as defined below) (the “Original Note”). The Holder acknowledges the payment, prior to the date of this Note, of $240,000 of principal due under the Original Note.

Trident Resources LLC, a North Dakota limited liability company (the “Borrower”), for value received, promises to pay to the order of American Power Group Corporation or its assigns (the “Holder”), on or before the Maturity Date (as defined below) the principal sum of Four Hundred Ninety-Seven Thousand One Hundred and Ninety Dollars ($497,190), together with all accrued but unpaid interest thereon (as provided below), in accordance with the terms of this Note. The following is a statement of the rights and obligations of the Holder and the Borrower under this Note, and the conditions to which this Note is subject, to which the Borrower, by the execution and delivery hereof, and the Holder, by the acceptance of this Note, agree:

1.Definitions. As used in this Note, the following terms, unless the context otherwise requires, have the following meanings:

1.1“Guaranty” means the secured personal guaranty of the obligations under this Note, executed and delivered by the Guarantor.

1.2“Guarantor” means Thomas Lockhart.

1.3“Holder” or similar terms, when the context refers to a Holder of this Note, means any person who shall at the time be the Holder of this Note.

1.4“Loan and Security Agreement” means the Loan and Security Agreement dated as of June 30, 2015, providing for the issuance of this Note.

1.5“Maturity Date” means the earlier of (i) December 31, 2015 or (ii) the consummation of the sale by the Borrower of the three (3) 2014 FIBA Tech 10 Tube CNG Trailers, Model FIBA SUPERJUMBO 10.

1.6“Note” means this Senior Secured Promissory Note, as amended or restated from time to time.

2.Terms of Note.

2.1Seniority; Security. This Note is senior in right of payment and the exercise of remedies to any and all other obligations of the Borrower, and shall not be junior in preference or priority, to any such other obligations. The obligations due under this Note are secured by the Loan and Security Agreement. Additional rights of the Holder are set forth in the Loan and Security Agreement and the other documents referred to therein.

2.2Interest. The Borrower promises to pay simple interest on the outstanding principal amount hereof from the date hereof until payment in full, which interest shall be payable at the rate of 6% per annum; provided, however, that from and after any Event of Default (as defined below), the Borrower shall pay the Holder, on demand, a late payment charge equal to 5% of the overdue amount and (ii) interest at the default rate equal to 18% or the highest rate allowed by law until this Note, including all accrued interest and late payment charges shall have been paid in full. Except as otherwise provided below, interest shall be due and payable on the Maturity Date and shall be calculated on the basis of a 365-day year for the actual number of days elapsed. As of the date of this Note, the Holder is due $17,084 of accrued but unpaid interest under the Original Note. The Holder agrees to defer payment of such accrued but unpaid interest until the Maturity Date. No additional interest shall accrue with respect to any of such accrued but unpaid interest.

2.3Prepayment. The Borrower may prepay all or any portion of the principal amount of this Note in an amount equal to the sum of (i) 100% of the amount of the principal prepayment, and (ii) all outstanding interest and all other amounts due and owing hereunder, without other penalty or premium.

2.4Payment Date. If any payment on this Note becomes due and payable on a Saturday, Sunday or legal holiday, such payment shall not be due until the next succeeding business day.

2.5Default. The entire unpaid principal amount of this Note, together with all accrued and unpaid interest thereon and any other sums due and payable hereunder, shall become automatically and immediately due and payable, notwithstanding anything to the contrary in this Note, without notice or demand upon the occurrence of any of the following events (each, an “Event of Default”):

(i)the Borrower fails to pay when due any principal, interest or other amounts due hereon in accordance with this Note;

(ii)the Borrower defaults under any promissory note or agreement with any third party or parties, which default, after giving effect to any applicable grace periods and waivers, results in the right of such third party or parties, whether or not exercised, to accelerate the maturity of such indebtedness for borrowed money of the Borrower, in each case, in an aggregate amount in excess of Ten Thousand Dollars ($10,000);

(iii)the voluntary or involuntary transfer, by operation of law or otherwise, of any equity interest in the Borrower by Thomas Lockhart to any third party;

(iv)the liquidation, termination or dissolution of the Borrower or its ceasing to carry on actively its present business or the appointment of a receiver for its property;

(v)the dissolution, liquidation or termination of the existence of, the insolvency of, the making of an assignment for the benefit of creditors by, or the admission of an inability to pay current liabilities as they become due by, the Borrower;

(vi)the institution of bankruptcy, reorganization, arrangement, liquidation, receivership, moratorium or similar proceedings by or against the Borrower;

(vii)any representation, warranty, statement or certificate made to the Holder in connection with this Note, the Loan and Security Agreement and/or the Guaranty

proves to have been untrue in any material respect or the Borrower or the Guarantor breaches any covenant or obligation under this Note, the Loan and Security Agreement, the Guaranty or the security agreement executed and delivered by the Guarantor to the Lender, as the case may be; or

(viii)the Borrower’s default in any material respect under any material agreement to which it is a party.

3.Changes; Waivers. Any of the terms and conditions of this Note may be changed or amended, and any right of the Holder of this Note may be waived, with the written consent of the Holder and the Borrower.

4.    Waivers of Prior Defaults. The Holder hereby waives any and all defaults and Events of Default which may have occurred under the Original Note on or prior to the execution of this Note by the Borrower, regardless of whether such defaults or Events of Default have been identified or are known or unknown. The Holder is not waiving and has not agreed to forbear in the exercise of, any of its present or future rights and remedies with respect to any Event of Default hereunder occurring after the execution of this Note by the Borrower.

5.Miscellaneous.

5.1Waiver of Protest, Etc. The Borrower, regardless of the time, order or place of signing, waives presentment, demand, protest and notices of any kind in connection with the enforcement of this Note. If the Borrower fails to comply with any of the provisions of this Note, the Borrower shall pay to the Holder of this Note, on demand, such further amounts as shall be sufficient to cover the costs and expenses, including but not limited to reasonable attorneys’ fees and disbursements, incurred by the Holder in collecting upon this Note or otherwise enforcing or preserving any of the Holder’s rights hereunder.

5.2Cumulative Rights and Remedies. The rights and remedies herein reserved to any party shall be cumulative and in addition to any other or further rights and remedies available at law or in equity. No delay or omission on the part of the Holder in exercising any right hereunder shall operate as a waiver of such right or of any other right of the Holder. The waiver by any party hereto of any breach of any provision of this Note shall not be deemed to be a waiver of the breach of any other provision or any subsequent breach of the same provision.

5.3Governing Law; Jurisdiction. This Note shall be governed and construed in accordance with the laws of the State of Iowa applicable to contracts made and to be performed wholly therein and without reference to conflicts of law rules (except to the extent governed by the Uniform Commercial Code as in effect in the State of Iowa from time to time). The Borrower hereby irrevocably agrees that any suit or proceeding arising directly and/or indirectly pursuant to or under this Note shall be brought solely in a federal or state court located in the State of Iowa. The Borrower covenants and irrevocably submits to the in personam jurisdiction of the federal and state courts located in the State of Iowa and agrees that any process in any such action may be served upon the Borrower personally or by certified mail or registered mail addressed to the Borrower, return receipt requested, with the same full force and effect as if personally served upon the Borrower in the State of Iowa. The Borrower hereby waives any claim that any such jurisdiction is not a convenient forum for any such suit or proceeding and any defense or lack of in personam jurisdiction with respect thereto.

5.4WAIVER OF JURY TRIAL. THE BORROWER HEREBY UNCONDITIONALLY WAIVES ANY RIGHT TO A JURY TRIAL WITH RESPECT TO AND IN ANY ACTION, PROCEEDING, CLAIM, COUNTERCLAIM, DEMAND OR OTHER MATTER WHATSOEVER ARISING OUT OF THIS NOTE, THE LOAN AND SECURITY AGREEMENT OR ANY OTHER AGREEMENT, DOCUMENT OR INSTRUMENT CONTEMPLATED BY THE LOAN AND SECURITY AGREEMENT.

5.5Severability. In case any provision contained in this Note (or part thereof) shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or other unenforceability shall not affect any other provision (or the remaining part of the affected provision) hereof, but this Note shall be construed as if such invalid, illegal, or unenforceable provision (or part thereof) had never been contained herein, but only to the extent that such provision is invalid, illegal or unenforceable.

TRIDENT RESOURCES LLC

By:
Thomas Lockhart
Manager
Accepted and Agreed:

AMERICAN POWER GROUP, INC.

By: ___________________________
Charles E. Coppa
Treasurer